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Exhibit 10.5 Consulting Agreement with Jon Richard Marple

                              CONSULTING AGREEMENT

         This agreement is made effective as of February 1, 2002, by and between Force 10 Trading, Inc., a Nevada Corporation, (hereinafter "F10") and Jon Richard Marple (hereinafter "Consultant") as an independent contractor, in order to memorialize and confirm their respective duties, rights and obligations. RECITALS

                WHEREAS, Consultant is knowledgeable about the business of F10 and is experienced with OTC bulletin board companies; and

                WHEREAS, F10 is involved in providing educational and stock trading solutions and software to individual stock traders and qualified investment and is interested in expanding their business, customer base and revenues.

                NOW, THEREFORE, the parties have entered into this Agreement as a means of securing to themselves the benefits and advantages of their mutual interests and goals with respect to the business of F10.

1. CONSULTING SERVICES. Consultant shall provide both general and specific services to F10.

                           1.1 GENERAL SERVICES. Generally, Consultant shall
                  maintain, where requested, regular communication with F10 to remain aware of F10's business development and growth plans. In the event Consultant is or becomes aware of the availability of strategic partnerships, acquisition candidates or other business opportunities within of interest to F10, Consultant shall present any such opportunities to F10 before presenting the same to any other person or entity; and F10 shall have sixty (60) days to evaluate each such opportunity and either (i) communicate to Consultant that it will pursue the opportunity and take affirmative steps to pursue the same, in which case Consultant shall not offer the same to any other person or entity, or (ii) communicate to Consultant that F10 shall not pursue such opportunity, in which case Consultant may offer the same to third parties and shall have no further obligation to F10 with respect thereto. Should F10 pursue and close on an agreement for any financings, strategic partnerships, acquisition candidates or other business opportunities presented by Consultant, Consultant shall be due a commission fee of ten percent (10%) of the value of such transaction, payable upon closing.

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                           1.2 SPECIFIC SERVICES. Consultant shall provide,
                  where requested, assistance in the preparation of F10's filings with the Securities and Exchange Commission ("SEC) and assist in compiling, preparing and consolidating the financial statements of F10 for quarterly and annual reports.

2. TERM OF AGREEMENT. Unless extended by a separate written agreement, the term of this Agreement shall be three (3) years from the date of its execution.

3. TERMINATION. F10 may terminate this Consulting Agreement for "cause". Cause shall be defined as 1) disregard of a direct order of the Board of Directors or any Officer of F10, 2) conviction of a felony or any crime involving moral turpitude and 3) taking unjustified actions against F10 that the Board of Directors believe materially harm F10.

4. PAYMENT FOR CONSULTING SERVICES. During the first six months of the term of this Agreement, F10 shall pay to Consultant a monthly consulting fee in the amount of five thousand dollars ($5,000). Such monthly consulting fee shall be paid on or about the first (1st) day of each month beginning with February 1, 2002, and ending July 31, 2002. Over the duration of the term of this Agreement, F10 shall pay to Consultant a monthly consulting fee in the amount of seven thousand five hundred dollars ($7,500.00). Such monthly fee shall be paid on or about the first (1st) day of each month beginning with August 1, 2002 and ending January 31, 2005. Upon mutual agreement of the parties, beginning on August 1, 2002, up to two thousand five hundred dollars ($2,500.00) of the monthly fee may be either paid in F10 free-trading common stock or such amount may be accrued and not paid until F10 receives gross cumulative funding of one million dollars ($1,000,000) in the period beginning on the date of execution of this Agreement.

5. STOCK PAYMENT. Consultant shall be due a fee of ninety-five thousand (95,000) shares of F10 free-trading common stock upon the execution of this Agreement.

6. OPTIONS. Consultant shall be granted three hundred thousand (300,000) stock options exercisable at a price of $0.25 per share. Such options shall be vested pro-rata over a period of three years, with one third being vested immediately, one third being fully vested after one year of the execution of this Agreement and the remaining options being fully vested two years after the execution of this Agreement.

7. EXPENSES. Consultant shall be reimbursed for automobile transportation expenses, travel expenses, telephone expenses and for other out-of-pocket expenses incurred in the course of rendering services for

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         F10. Said expenses shall be approved in writing prior to incurring the expense by Consultant, or may be consented to by the F10 after the expense is incurred by the Consultant. F10 is not bound to reimburse any expense that is not approved in writing prior to incurring the expense. This paragraph may be modified in a written agreement signed by both parties.

8. USE OF ASSISTANTS. Consultant is solely responsible to F10 for the results of any specific job, but may use his own employees or assistants in rendering services to F10, provided that the job results are satisfactory to F10, and provided that any such employees or assistants are paid by Consultant out of Consultant's own funds. Any payments to be made to any such employees or assistants shall not be construed as due from F10 in addition to any amount to be paid to Consultant, unless mutually agreed upon by a written agreement signed by both parties.

9. OTHER CLIENTS. F10 recognizes that Consultant routinely performs similar services for other persons or entities. In the performance of services for F10, Consultant is and shall at all times be an independent contractor and not an employee of F10. Consequently, F10 will not withhold income or Social Security taxes or provide unemployment, disability, or any similar benefits to Consultant. F10 will also not provide liability insurance, errors and omissions insurance, worker's compensation insurance, or any other type of insurance coverage for Consultant. Consultant is expected to maintain any coverage legally required of an independent contractor while performing services for F10, and by signing this agreement, Consultant represents that he/she has obtained for him/her-self and his/her employees, all insurance required by law for independent contractors involved in the provision of similar services. Consultant shall not make any claim against any insurance that F10 may from time to time provide for itself and/or its employee(s), whether such claim arises out of Consultant's work for F10 or out of any other circumstances.

10. SOFTWARE, OFFICE AND SUPPLIES. Consultant shall supply any and all software and instrumentalities used by Consultant in the rendering of services to F10, unless otherwise agreed in a writing signed by both parties. F10 shall be required to provide training, support staff or other material or services to Consultant unless specifically provided under separate agreement in writing signed by both parties, provided, however, that F10 shall furnish to Consultant such information and papers as F10 may consider necessary for Consultant to understand, commence and complete each job, if any.

11. NO RELIANCE ON F10. Consultant shall not rely upon or use any license or license number that may be maintained from time to time by F10.

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         Consultant shall also maintain in force any business license required by local governmental entities.

12. NO OFFICE PROVIDED. Consultant shall maintain his own offices from which to do work under this Agreement, provided, however, that F10 may permit reasonable use of its facilities to Consultant from time to time when such an arrangement may promote the purposes of this Agreement. Notwithstanding any of the foregoing, the times and places at which Consultant renders services to F10 under this agreement are to be at the discretion of Consultant, provided that each job is completed in a timely and otherwise professional manner.

13. ENTIRE AGREEMENT. This agreement encompasses all the terms of the agreement between the parties hereto, and this agreement supersedes any and all other agreements, either orally or in writing, between the parties hereto with respect to the matters discussed herein. Any modifications of this agreement will be effective only if set forth in a writing signed by both parties.

14. SEVERABILITY. Whenever possible, each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or of the remaining provisions of this agreement.

15. GOVERNING LAW. This agreement shall be construed in accordance with, and governed by, the laws of the State of Colorado.



CONSULTANT                                  FORCE 10 TRADING, INC.



 /S/ JON RICHARD MARPLE                     By /S/ JON H. MARPLE
-----------------------                       ------------------
JON RICHARD MARPLE                          JON H. MARPLE, its President



Date: February 1, 2002                      Date: February 1, 2002
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